UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2024

Zhanling International Limited

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54301	88-0981710
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 305-306, 3/F., New East Ocean Centre, No.9 Science Museum Road, Tsim Sha Tsui, Hong Kong	999077
(Address of principal executive offices)	(Zip Code)

(852) 31117718

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	ZLME	N/A

Item 5.01 Changes in Control of Registrant.

On March 28, 2024, as a result of two private transactions, (i) 38,440 shares of Common Stock, $0.001 par value per share (the “Shares”) of Zhanling International Limited, a Nevada corporation (the “Company”), were transferred from NingNing Xu to YongQing Liu; (ii) the beneficial owner of Shanghai Capital Resources Ltd, a corporate shareholder of Zhanling International Limited which held 14,640 shares of Common Stock, $0.001 par value per share of the Company, was transferred from NingNing Xu to YongQing Liu. As a result, the Purchaser became a holder of approximately 72.51% of the voting rights of the issued and outstanding share capital of the Company and became the controlling shareholder. The consideration paid for the Shares was $53,080. The source of the cash consideration for the Shares was the personal funds of the Purchaser.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2024, the existing director and officer resigned immediately. Accordingly, NingNing Xu, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, and Chairman of the Board of Directors. At the effective date of the transfer, YongQing Liu consented to act as the new Chief Executive Officer, President, and Chairman of the Board of Directors of the Company.

YongQing Liu – Chief Executive Officer, President, Director

Mr. YongQing Liu, aged 39, graduated from JiangXi Dayu University in 2008, majoring in Numerical Control Technology.

Mr. YongQing Liu, has over 12 years experiences of business model training including trading, IT, supply chain, manufacturing, and retailing, among others. Mr. YongQing Liu has founded Chengdu Zhanling Technology Co., Ltd, operating out of China. Mr. YongQing Liu continues to serve as the President and Director and has been responsible for marketing, and encouraging business investments, while also providing leadership and strategic direction for the company.

ZhenSheng Li – Chief Financial Officer, Director

Mr. ZhenSheng Li, aged 45, graduated from Central Radio and Television University with a Bachelor’s degree in Accounting.

Mr. Li, was in the Electronic Technology and Biotech industry for over 20 years. After years of development, Mr. Li was the Chairman of Hebei Yirentang Biotechnology Co., Ltd from October 2013 to September 2019, focusing on the trading of Computer software and hardware and cosmetics. Mr. Li was the Chairman of Dachuang Space (Beijing) Management Consulting Co., Ltd from October 2019 to October 2023, focusing on corporate advisory and Technology Development and consulting services. Mr Li joined Chengdu Zhanling Technology Co., Ltd., and has served as Chairman since January 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	FORM OF STOCK PURCHASE AGREEMENT, dated March 28, 2024
99.2	DIRECTORS RESOLUTIONS, dated March 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2024

Zhanling International Limited

/s/ YongQing Liu
By:	YongQing Liu
Title:	CEO

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